                                                                    EXHIBIT 12.1


              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (UNAUDITED)



                                                           PRO FORMA                   POST-CONSUMMATION
                                               -----------------------------  ----------------------------------------
                                                 DECEMBER                        DECEMBER
                                                 30, 1994 TO     JANUARY 1       30, 1994 TO   JANUARY 1    JANUARY 1
                                                 MARCH 30,      TO DECEMBER      MARCH 30,     TO MARCH   TO DECEMBER
                                                   1995           29,1994          1995        31, 1994     29, 1994
                                               -------------- --------------  -------------- ------------ ------------
EARNINGS (LOSS) BEFORE INCOME TAXES,
 REORGANIZATION ITEMS AND
 EXTRAORDINARY GAIN (LOSS)                       ($5,637)        ($8,873)         ($4,090)     ($1,957)      $1,188
                                               ---------       ---------        ---------     --------      -------
ADD:
Outside interest expense                          14,397          57,799           12,885       11,697       47,945
Portion of rents representative of
 interest factor                                     477           1,994              477          499        1,994
Amortization of debt expense                         584           1,776              549          362        1,569
                                               ---------       ---------        ---------     --------      -------
EARNINGS BEFORE FIXED CHARGES                      9,821          52,696            9,821       10,601       52,696

Outside interest expense                          14,397          57,799           12,855       11,697       47,945
Portion of rents representative of
 interest factor                                     477           1,994              477          499        1,994
Amortization of debt expense                         584           1,776              549          362        1,569
Capitalized interest                                 169             978              169          245          978
                                               ---------       ---------        ---------     --------      -------
Total fixed charges                               15,627          62,547           14,080       12,803       52,486

RATIO OF EARNING TO FIXED CHARGES                      -               -               -            -          1.00

DEFICIENCY IN THE COVERAGE OF FIXED CHARGES
 BY EARNINGS BEFORE FIXED CHARGES                 (5,806)         (9,851)          (4,259)      (2,202)



                                                                   PRE-CONSUMMATION
                                               --------------------------------------------------------
                                                              DECEMBER        DECEMBER
                                                 JANUARY 1    27, 1991 TO    28, 1990 TO     JANUARY 1
                                               TO DECEMBER    DECEMBER        DECEMBER     TO DECEMBER
                                                 31, 1993      31, 1992       26, 1991      27, 1990
                                               ------------  -------------  -------------  ------------
                                                (IN THOUSANDS)
EARNINGS (LOSS) BEFORE INCOME TAXES,
 REORGANIZATION ITEMS AND
 EXTRAORDINARY GAIN (LOSS)                        $18,550       ($50,996)       ($40,283)      ($22,174)
                                                 --------      ---------       ---------      ---------
ADD:
Outside interest expense                           29,242        102,727          98,853         97,926
Portion of rents representative of
 interest factor                                    1,800          1,891           1,716          1,528
Amortization of debt expense                        1,948          3,795           4,068          4,408
                                                 --------      ---------       ---------      ---------
EARNINGS BEFORE FIXED CHARGES                      51,540         57,417          64,354         81,688

Outside interest expense                           29,242        102,727          98,853         97,926
Portion of rents representative of
 interest factor                                    1,800          1,891           1,716          1,528
Amortization of debt expense                        1,948          3,795           4,068          4,408
Capitalized interest                                1,014          1,204           1,018            826
                                                 --------      ---------       ---------      ---------
Total fixed charges                                34,004        109,617         105,655        104,688

RATIO OF EARNING TO FIXED CHARGES                    1.52              -               -              -

DEFICIENCY IN THE COVERAGE OF FIXED CHARGES
 BY EARNINGS BEFORE FIXED CHARGES                                (52,200)        (41,301)       (23,000)
